UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

October 9, 2003

Date of Report: (Date of earliest event reported)

Computer Associates International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9247	13-2857434

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Computer Associates Plaza, Islandia, New York	11749

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 342-5224

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

On October 9, 2003, Moody's Investor Services announced that it had lowered Computer Associates' senior unsecured long term rating to Baa3 from Baa 2 and its short term rating to Prime-3 from Prime-2 and that both ratings remain on review for the further possible downgrade.

On October 9, 2003 Standard & Poor's Rating Services announced that it had placed Computer Associates' BBB+ corporate credit and senior unsecured ratings and its A-2 commercial paper ratings on CreditWatch with negative implications.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Not applicable

(b)  Not applicable
(c)  Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Computer Associates International, Inc.

Dated: October 10, 2003	By: /s/ Steven M. Woghin,
Steven M. Woghin
Senior Vice President
and General Counsel